Exhibit 1.2

WOLSELEY PLC - SUBSTANTIAL SHAREHOLDINGS

24 June 2002


Wolseley plc hereby notifies that on 20 June 2002 it received notification from Barclays plc that Barclay's interest in Wolseley plc ordinary 25p shares stood at 3.04% (17,592,894 shares), identified as follows:


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No. of shares                        Nominee Name
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358,059                              Barclays Capital Securities Ltd
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267,660                              Barclays Private Bank Ltd
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7,252                                Barclays Bank Trust Company Ltd
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991,086                              Barclays Life Assurance Co Ltd
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161,720                              Barclays Global Fund Advisors
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185,995                              Barclays Nikko Global Investors NA
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6,909,902                            Barclays Global Investors NA
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8,355,189                            Barclays Global Investors Ltd
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356,031                              Barclays Global Investors Japan Trust

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For and on behalf of Wolseley plc

Edward Parker
Assistant Company Secretary